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                                                                    EXHIBIT 24.2

     I, Ann C. Mule', Assistant General Counsel and Corporate Secretary of Sunoco, Inc., hereby certify that the following is a true, correct and complete copy of a resolution adopted at a meeting of the Board of Directors of Sunoco, Inc., duly called and held on May 2, 2001 at which a quorum was present and acting throughout, and that no action has been taken to rescind or amend said resolution and that the same is now in full force and effect:

          RESOLVED, That, subject to approval of the Sunoco, Inc. Long-Term Performance Enhancement Plan II ("the Plan") by the shareholders, the Chairman, Chief Executive Officer and President, the Vice President and Chief Financial Officer, and the Comptroller are authorized to sign and file with the Securities and Exchange Commission a registration statement in the form presented at the meeting, and amendments or supplements thereto, registering interests to be awarded under the Plan and up to 4 million shares of the common stock, $1 par value, of this Corporation to be issued in accordance with the Plan (or such number of shares as may be authorized by adjustment under Section 7.9 of the Plan), and to take such further action to register or qualify the offer, sale and issuance of the foregoing interests and shares in accordance with the securities laws and regulations of any state or foreign country as may be required; and

          FURTHER RESOLVED, That the Chairman, Chief Executive Officer and President, the Vice President, Human Resources and Public Affairs, of the Corporation, and any respective delegate thereof (each such officer and/or delegate being an "Authorized Officer") be, and each hereby is, authorized, empowered and directed, on behalf of the Corporation and in its name, to do all acts and things whatsoever as may be in any way necessary or desirable in order to effectuate or carry out the purposes and intent of the foregoing resolutions.

                /s/ Ann C. Mule'
                ---------------
                Ann C. Mule'
                Assistant General Counsel and
                 Corporate Secretary

Philadelphia, PA
May 3, 2001                                               [CORPORATE SEAL]